EXHIBIT 10.22

AMENDMENT NO. 4 TO OFFICE LEASE AGREEMENT
THIS AMENDMENT N0. 4 TO OFFICE LEASE AGREEMENT (this “Amendment”) is made as of the 27th of July, 2015 by and between JAMESTOWN PCM Master Tenant, L.P., a Delaware limited partnership (“Landlord”) and athenahealth, Inc., a Delaware corporation (“Tenant”).
RECITALS:
JAMESTOWN Ponce City Market, L.P., a Delaware limited partnership (‘‘JPCM”) and Tenant entered into that Office Lease Agreement dated March 7, 2013 (the “Original Lease”), as amended by that certain Amendment No. I to Office Lease Agreement dated April 23, 2014, that Amendment No.2 to Office Lease Agreement dated August 18, 20 14, and that Amendment No. 3 to Office Lease Agreement dated February 27, 2014 (the Original Lease, as amended, is referred to herein as the “Lease”) for certain premises known as Suite 9000 (the “Premises”) in that certain mixed use commercial project located at 675 Ponce de Leon Avenue, NE, Atlanta, Georgia. JPCM has assigned its interest in the Lease to Landlord.
The parties desire to amend the Lease in accordance with the terms hereof.
NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:
1.Defined Terms. Any defined tern used in this Amendment and not defined herein shall have the definition set forth in the Lease.

2.Exercise of 40,000 Expansion Right. (a) The Lease is hereby amended so that Tenant shall be entitled to and does hereby exercise the 40,000 Expansion Right as of the date of this Amendment. For all purposes under the Lease, that certain space designated as Suite 8200 containing approximately 42,158 rentable square feet as depicted on Exhibit A attached hereto shall be deemed to be the 40,000 Expansion Space. Landlord shall deliver the 40,000 Expansion Space to Tenant on approximately January 1, 2016, with the Landlord’s Work within the 40,000 Expansion Space Substantially Complete (the actual date of delivery referred to as the “40,000 Expansion Delivery Date”).
(b)Following the 40,000 Expansion Delivery Date, Tenant shall perform the Tenant’s Work with respect to the 40,000 Expansion Space, in accordance with and pursuant to the terms and conditions of Exhibit D of the Original Lease (as previously amended), except that Landlord shall contribute as the “Tenant Allowance” for the 40,000 Expansion Space an amount calculated pursuant to Section 8(c)(iii) of Exhibit H of the Original Lease (as subsequently amended), and the FF&E and Rent Cap (as defined in Section 10[b] of Exhibit D of the Original Lease), for the 40,000 Expansion Space, if applicable, shall be ten percent (10%) of such amount.

(c)The earlier of the date upon which Tenant commences operations within the 40,000 Expansion Space, or one hundred twenty (120) days after the 40,000 Expansion Delivery Date, shall be the “40,000 Expansion Commencement Date.”

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(d)The Lease is hereby amended so that, as of the 40,000 Expansion Commencement Date, the Demised Premises shall include the 40,000 Expansion Space, such that:

(i)The Demised Premises Area as set forth in Section 1.1(h) of the Original Lease, as previously amended, shall be 138,953 rentable square feet; and

(ii)Tenant’s Proportionate Share shall be twenty-four and 94/100ths percent (24.94%).

(e)Commencing on the 40,000 Expansion Commencement Date, Tenant shall pay to Landlord Base Rent for the 40,000 Expansion Space in the amounts set forth below, with the term “Lease Year” unchanged and the same as the Lease Year for the initial Demised Premises:

	Annual Base Rent PSF	Annual Base Rent	Monthly Base Rent
Year 2	$25.50	$1,075,029.00	$89,585.75
Year 3	$26.01	$1,096,529.58	$91,377.47
Year 4	$26.53	$1,118.451.74	$93,204.31
Year 5	$27.06	$1,140,795.48	$95,066.29
Year 6	$27.60	$1,163,560.80	$96,963.40
Year 7	$28.15	$1,186,747.70	$98,895.64
Year 8	$28.72	$1,210,777.76	$100,898.15
Year 9	$29.29	$1.234,807.82	$102.900.65
Year 10	$29.88	$1,259,681.04	$104,973.42
Year 11	$30.48	$1.284,975.84	$107,081.32

3.Tenant Parking. Commencing on the 40,000 Expansion Commencement Date, Landlord shall provide and Tenant shall rent from Landlord an additional one hundred twenty-six (126) parking spaces in the parking facilities serving the Office Component, based on a ratio of three (3) spaces per one thousand (1,000) rentable square feet of the 40,000 Expansion Space. Of such parking spaces, twenty-five percent (25%), or thirty-one (31) parking spaces, shall be Standard Spaces, and the remaining seventy-five percent (75%), or ninety-five (95) parking spaces, shall be Premier Spaces. Tenant shall pay the parking fees for all parking spaces in the manner and in the amounts set forth in Section 5.2 of the Original Lease.

4.Deck Space. The Lease is hereby amended so that effective as of the date of this Amendment, the Demised Premises shall include that portion of the outdoor deck area adjacent to the 40,000 Expansion Space, containing approximately 5,774 square feet and approximately depicted on Exhibit B attached hereto (the “Deck Area”). The square footage of the Deck Area shall not be included for purposes of Base Rent, Tenant Allowance, Tenant’s Proportionate Share, or rights to parking passes. Tenant shall not be allowed to construct any improvements within the Deck Area without the prior written consent of Landlord, which shall not be unreasonably withheld. Any such improvements, and any use of and activity within the Deck Area by Tenant, shall comply with any applicable laws, codes and ordinances, and shall not adversely affect the Historic Tax Credits. Tenant acknowledges that Landlord is retaining approximately 750 square feet of space

EXHIBIT 10.22

on the outdoor deck area, adjacent to the Deck Area, as shown on Exhibit B (the “Landlord Area”), and that with respect to the occupancy limit for the entire deck area, Landlord shall be allocated an occupancy limit of fifty (50) persons with respect to the Landlord Area.

5.Corridors. As a condition to Tenant’s right to use the Deck Area, Tenant shall construct, at its sole cost and expense, corridors within the Demised Premises and/or the 40,000 Expansion Space (if such corridors are constructed before the 40,000 Expansion Space is added to the Demised Premises) (the “Corridors”) to allow access from the Demised Premises to the Deck Area, and to prevent access to and from the Deck Area and the other portions of the 40,000 Expansion Space until the 40,000 Expansion Commencement Date. The Corridors shall be constructed pursuant to plans and specifications approved in advance by Landlord. Tenant shall not be allowed to access the Deck Area until the Corridors have been substantially completed. Tenant shall be allowed to enter the 40,000 Expansion Space to construct and use the Corridors to access the Deck Area notwithstanding that the 40,000 Expansion Delivery Date may not have yet occurred.

6.Pet Policy.    Notwithstanding anything to the contrary contained in the Lease, Tenant shall be permitted to permit its employees to bring dogs into the Demised Premises pursuant to the pet policy attached hereto as Exhibit C hereof (the “Dog Policy”), which Dog Policy Tenant shall be responsible for administering and enforcing. In the event that Landlord permits dogs to be brought into any other interior portion of the Project pursuant to requirements that are less restrictive than those contained in the Dog Policy, Landlord shall modify the Dog Policy to incorporate such less restrictive requirements. Tenant shall not permit more than twelve (12) dogs to be brought into the Demised Premises at any one time, provided that Landlord agrees to consider in good faith an increase to this limitation in the event that Tenant further expands the Demised Premises in the future. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all third party claims arising from or relating to death or injury to persons or damage to property (including the Demised Premises) caused by Tenant’s employees’ dogs in the Demised Premises or the Project. Landlord shall have the right to audit Tenant’s compliance with the Dog Policy from time to time during the Term. In the event that Tenant violates the Dog Policy and fails to cure such violation within twenty-four (24) hours following written notice by Landlord, Landlord shall have the right to revoke the Dog Policy in its entirety.

7.Ratification. Except as amended hereby, the Lease is ratified and confirmed, and in full force and effect.

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EXHIBIT 10.22

IN WITNESS WH EREOF, Landlord and Tenant have duly executed this Amendment as of the date written above.

LANDLORD:

JAMESTOWN PCM Master Tenant, L.P., a Delaware limited partnership

By:	JT PCM GP, L.P., a Delaware limited partnership, its general partner

	By:	JT Ponce City Market GP, LLC, a Georgia limited liability company, its general partner

By: /s/ Molly Mackenzie
Name: Molly Mackenzie
Title: Authorized Person

TENANT :

athenahealth, Inc., a Delaware corporation

By: /s/ Parth Mehrotra
Name: PARTH MEHROTRA
Title: VP CORP. FINANCE AND TREASURER

EXHIBIT 10.22

EXHIBIT A
40,000 Expansion Space

Suite 8000
athenahealth
27,289 USF
30,291 RSF
Suite 8100
athenahealth
19,059 USF
21,155 RSF
Suite 8200
athenahealth
37,980 USF
42,158 RSF

PONCE CITY MARKET

Ponce City Market • Leasing Diagram • 8th Floor

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EXHIBITB
Deck Area

8th Floor Deck
5,774 USF

PONCE CITY MARKET

Ponce City Market • Exhibit • 8th Floor

EXHIBIT 10.22

EXHIBITC
Dog Policy
Dogs in the Workplace
Ponce City Market Policy

•	Dog owners to bring documentation showing the pet is up to date on its vaccinations. Tenant responsibility, Landlord can audit.

•	Dog owners must have comprehensive liability insurance covering all injuries, including, without limitation, bites or damage to the Demised Premises. Tenant responsibility, Landlord can audit.

•	All other animals are excluded (cats, snakes, pigs, marmots, birds, etc.)

•	Tenant to pay all additional janitorial costs associated with allowing dogs into the Premises (labor, supplies, spot cleaning)

•	Dogs are not to be left unattended in vehicles at any time

•	Dogs must be on leashes at all times while in common areas in the Project

•	No dogs are allowed in Central Food Hall, and no dogs allowed in elevators that service Central Food Hall.

•	Dogs must take elevators 5&6 at all times, Landlord can change access path as needed.

•	Dog owners may be fined for not curbing dogs in proper areas

•	Dog must be removed from Property with notice from Landlord

•	No dog with a history of aggression shall be permitted in the Demised Premises

•
No aggressive breeds will be allowed in the Demised Premises. Aggressive breeds include Rottweilers, Doberman Pinschers, Pit Bull Terriers/Staffordshire Terriers, Chows, Spitzes and Akitas. Landlord may reasonably designate additional aggressive breeds on a prospective basis from time to time upon at least fifteen (115) days prior written notice to Tenant.

•	Tenant to be responsible for damage to Demised Premises, including, without limitation, damage to historic wood flooring

•	Tenant to be responsible for all costs associated with pest control due to allowing dogs in the Demised Premises

•	Landlord will have the right to modify & amend pet policy from time to time, including right of revocation of policy as a whole, upon not less than fifteen (15) days prior written notice to Tenant.